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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                 PE CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

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
                  DELAWARE                                      06-1534213
  (State of Incorporation or Organization)        (I.R.S. Employer Identification Number)

               761 MAIN AVENUE                                  06859-0001
            NORWALK, CONNECTICUT                                (Zip Code)
   (Address of Principal Executive Office)

If this form relates to the registration of a  If this form relates to the registration of a class of securities pursuant to Section 12(b)  class of securities pursuant to Section 12(g)
of the Exchange Act and is effective pursuant  of the Exchange Act and is effective pursuant
to General Instruction A.(c), please check     to General Instruction A.(d), please check
the following box. /X/                         the following box. / /

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES: 333-67797
                                                                        (if applicable)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:
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              TITLE OF EACH CLASS                NAME OF EACH EXCHANGE ON WHICH
             TO BE SO REGISTERED:                EACH CLASS IS TO BE REGISTERED:
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
PE Corporation-PE Biosystems Group Common        New York Stock Exchange
Stock, par value $.01 per share                  Pacific Stock Exchange

Rights to Purchase Series A Participating        New York Stock Exchange
Junior Preferred Stock, par value $.01 per       Pacific Stock Exchange
share

PE Corporation-Celera Genomics Group Common      New York Stock Exchange
Stock, par value $.01 per share                  Pacific Stock Exchange

Rights to Purchase Series B Participating        New York Stock Exchange
Junior Preferred Stock, par value $.01 per       Pacific Stock Exchange
share

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                     None.
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

    Descriptions of PE Corporation--PE Biosystems Group Common Stock, PE Corporation--Celera Genomics Group Common Stock, the Rights to Purchase Series A Participating Junior Preferred Stock and the Rights to Purchase Series B Participating Junior Preferred Stock are contained in the Registrant's Registration Statement on Form S-4 (File No. 333-67797) (the "Form S-4 Registration Statement") and are incorporated herein by reference.

ITEM 2. EXHIBITS.

    1. Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Form S-4 Registration Statement).

    2. By-laws of the Registrant (incorporated by reference from Exhibit 3.2 to the Form S-4 Registration Statement).

    3. Certificate of Designations for the Series A Participating Junior Preferred Stock and the Series B Participating Junior Preferred Stock (incorporated by reference from Exhibit 3.3 to the Form S-4 Registration Statement).

    4. Rights Agreement between the Registrant and BankBoston, N.A., as Rights Agent (incorporated by reference from Exhibit 4.1 to the Form S-4 Registration Statement).

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                                   SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          PE CORPORATION

                                          By: /s/ THOMAS P. LIVINGSTON
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                                             Name: Thomas P. Livingston
                                             Title: Assistant Secretary

Date: February 2, 1999.

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